Exhibit 99.2

Contact:	Susan E. Moss
Senior Vice President, Marketing and Communications
(502) 596-7296

KINDRED HEALTHCARE BOARD OF DIRECTORS DECLARES QUARTERLY

CASH DIVIDEND OF $0.12 PER COMMON SHARE AND APPROVES SCHEDULED INSTALLMENT PAYMENT ON 7.50% TANGIBLE EQUITY UNITS

LOUISVILLE, Ky. (February 26, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that its Board of Directors approved the payment of the regular quarterly cash dividend to its common shareholders. The quarterly cash dividend of $0.12 per common share will be paid on April 1, 2015 to shareholders of record as of the close of business on March 11, 2015.

Kindred also today announced that its Board of Directors has approved payment of the scheduled March 1, 2015 installment payment on the Company’s 7.50% Tangible Equity Units. This installment payment consists of the quarterly installment payment of $18.75 per unit, plus a one-time incremental payment of $1.25 per unit for the period between November 24, 2014 and December 1, 2014, for a total payment of $20.00 per unit. The installment payment will be paid on March 2, 2015 (the first business day following the scheduled March 1 payment date) to the holders of record as of 5:00 p.m., New York City time, on February 15, 2015. To the extent that any unit has been separated into its constituent purchase contract and its constituent share of Mandatory Redeemable Preferred Stock, the installment payment is payable only on the constituent share of Mandatory Redeemable Preferred Stock.

Future declarations of quarterly dividends and installment payments will be subject to the approval of Kindred’s Board of Directors.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s acquisitions of Gentiva Health Services, Inc. (“Gentiva”) and Centerre Healthcare Corporation (“Centerre”) (including the benefits, results and effects of such acquisitions), all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

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680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300      www.kindredhealthcare.com

Kindred Healthcare Board of Directors Declares Quarterly Cash Dividend of $0.12 Per Common Share and Approves Scheduled Installment Payment on 7.50% Tangible Equity Units

February 26, 2015

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Risks and uncertainties related to the Company’s acquisitions of Gentiva and Centerre include, but are not limited to, uncertainties as to whether the acquisitions will have the accretive effect on the Company’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisitions, costs and difficulties related to the integration of Gentiva’s and Centerre’s businesses and operations with the Company’s businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisitions, adverse effects on the Company’s stock price resulting from the acquisitions, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisitions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-85 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion1. At December 31, 2014, on a pro forma basis to include Gentiva and Centerre, Kindred through its subsidiaries had approximately 103,000 employees providing healthcare services in 2,872 locations in 47 states, including 97 transitional care hospitals, 16 inpatient rehabilitation hospitals, 90 nursing centers, 22 sub-acute units, 634 Kindred at Home hospice, home health and non-medical home care locations, 100 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,913 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

[1]	Revenues were computed by combining the twelve months ended December 31, 2014 data for Kindred, Gentiva, which was acquired by the Company on February 2, 2015, and Centerre, which was acquired by the Company on January 1, 2015.

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